POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Darin Hammers and Brett A. Reynolds, and each of them signing singly, and with full power of substitution, to be the undersigned’s true and lawful attorney-in-fact to:

1.          Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or  appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, Rule 144 under the Securities Act of 1933, as amended, or any rule or regulation of the SEC; and

2.          Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Cogentix Medical, Inc., any Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and  any Form 3, Form 4 or Form 5 in accordance with Section 16(a) of the  Securities Exchange Act of 1934, as amended, and the rules and regulations  adopted thereunder; and

3.          Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto,  and timely file such form with the SEC and any stock exchange or similar  authority; and

4.          Take any other action of any type whatsoever in connection with the  foregoing which, in the opinion of such attorney-in-fact, may be of benefit  to, in the best interest of, or legally required by, the undersigned, it being  understood that the documents executed by such attorney-in-fact on behalf of  the undersigned pursuant to this Power of Attorney shall be in such form and  shall contain such terms and conditions as such attorney-in-fact may approve  in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Cogentix Medical, Inc. assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Form 144 of the Securities Act of 1933, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144s, Form 3s, Form 4s or Form  5s with respect to the undersigned’s holdings of and transactions in  securities issued by Cogentix Medical, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to  be executed as of this 7th day of November, 2016.

/s/ Nachum Shamir
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Nachum Shamir
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